EXHIBIT 10.2



                      CROMPTON CORPORATION
                    BENEFIT EQUALIZATION PLAN


1. Purpose of the Plan. The purpose of the Plan is to provide eligible employees of Crompton Corporation and its subsidiaries with deferred compensation and benefits substantially equivalent to those they would have received under Qualified Plans of the Company in which they participate, in the absence of certain limitations on contributions and benefits which are imposed by the Code on such Qualified Plans.

2. Definitions. The following terms shall have the following meanings for purposes of the Plan:

(a) "Account" means an account described in Section 4 or 5 hereof.

(b) "Change of Control" means a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change of Control" shall be deemed to have occurred if: (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, other than the trustee of any employee benefit plan of the Company, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; (ii) during any period of 24 consecutive months Individuals who, at the beginning of such consecutive
24-month period, constitute the Board of Directors of the Company (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors who at the time of such election or nomination for election comprise the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for purposes of this Agreement, be considered a member of the Incumbent Board; (iii) the Company shall consolidate or merge with or into another person (including any such transaction in which the Company is the surviving entity); or (iv) the Company shall cease to be a publicly owned corporation having its outstanding Common Stock listed on the New York Stock Exchange or quoted in the NASDAQ National Market System.

(c) "Code" means the Internal Revenue Code of 1986 as presently in effect and as it may be amended from time to time hereafter.

(d) "Committee" means the Committee referred to in Section 17 hereof.

(e) "Company" means Crompton Corporation, a corporation organized under the laws of the State of Delaware, any subsidiary thereof and any successor corporation.

(f) "Compensation" means a Participant's compensation or salary as defined under each applicable Qualified Plan pursuant to which benefits are determined under this Plan.

(g)  "ERISA" means the Employee Retirement Income Security
Act of 1974 as presently in effect and as it may be amended from time to time hereafter.

(h) "Participant" means any employee of the Company who becomes eligible to receive a benefit of any type from this Plan or whose beneficiary may be eligible to receive any such benefit.

(h)  "Plan" means the Benefit Equalization Plan of the
Company as set forth herein and as it may be amended from time to time.

(j) "Qualified Plan" means any employee benefit plan of the Company which constitutes a qualified plan under
Section 401 of the code, including without limitation the Company's Employee Savings Plan
("CESP") and its Employee Stock Ownership Plan (the
"ESOP").

(k) "Section 401 (k) Limitation" means the limit (as adjusted from time to time) imposed by Section 402(g) of the Code on elective deferrals pursuant to a qualified cash or deferred arrangement under Section 401 (k) of the code which may be excluded from the gross income of an individual for any taxable year.

(l) "Section 415 Limitation" means the annual limit imposed by Section 415 of the code on contributions and other additions, which may be made with respect to a Participant under Qualified Plans in which he participates.

3. Eligible Employees. The persons listed on Attachment A hereto and any other persons designated by the committee referred to in Section 19 hereof.

4.   Section 401(k) Account.   If the Section 401(k)
     Limitation shall apply at anytime during a taxable year to elective deferrals of a Participant which would otherwise have been contributed to a Qualified Plan, the Company shall thereafter allocate to an account maintained on its books (the Participant's
     "Section 401(k) Account") amounts equal to amounts which it would have contributed to the Qualified Plan as voluntary participant contributions on behalf of the Participant from time to time during the remainder of such year in the absence of the Section 401(k) Limitation.
     The Participant may direct the Company to change the rate of his contributions and may suspend or resume his contributions in the manner and at the times set forth in the Qualified Plan pursuant to which such contributions would have been made in the absence of the Section 401(k)
     Limitation.

5.   Section 415 Accounts.   If the Section 415
     Limitation shall apply at any time during a taxable year to employee or employer contributions which would otherwise have been made to a Qualified Plan by or on behalf of a Participant, the Company shall thereafter allocate to accounts maintained on its books (the Participant's "Section 415
     Accounts") amounts equal to the amounts which it would have withheld from the Participant's compensation for contributions to the Qualified
     Plan and which it would have contributed to the Qualified Plan as employer contributions on behalf of the Participant from time to time during the remainder of such year in the absence of the Section 415 Limitation, assuming (in the case of matching employer contributions under the ESOP) that the Participant continues to make contributions to this Plan during such period.
     The Company shall maintain separate Section 415
     Accounts with respect to each Qualified Plan pursuant to which amounts are allocated for the benefit of a Participant under this Section and a separate Account for employee and employer contributions made with respect to each such Qualified Plan.

6. Contributions with Respect to Bonuses. Anything in the CESP or the ESOP to the contrary notwithstanding, beginning in 1988, all employee and employer contributions which would otherwise be contributed to the CESP or the ESOP with respect to any bonus payable to a Participant under any Company bonus plan in which he participates shall be made to the Plan and shall be allocated to his appropriate Section 415
     Account under the Plan. Each Participant shall be deemed to have waived any right he may have to participate in the CESP and the ESOP to the extent that employee and employer contributions with respect to any bonus payable to him are made to the Plan (rather than to the CESP or the ESOP) pursuant to the provisions of this Section.

7. Treatment under other Agreements. Anything in this Plan to the contrary notwithstanding, all compensation earned by a Participant which is contributed to an Account under the Plan in lieu of being paid to the Participant or to a Qualified
     Plan on his behalf shall be treated as compensation paid to the Participant for the payroll period or (in the case of a bonus) for the year in which earned for purposes of any Supplemental
     Retirement Agreement between the Company and such Participant, and all amounts payable to a Participant from the Plan which are attributable to employer contributions (including earnings thereon) made to this Plan in lieu of to the CESP shall be treated as if they were payable from the CESP for purposes of any such Supplemental Retirement Agreement.

8. Investment of Accounts. After consulting with each Participant, the Company shall direct the Trustee referred to in Section 15 hereof in writing how such Participant's Accounts under the Plan shall be invested among the investment media from time to time offered by the Trustee for investment of such Accounts under the Trust
     Agreement. The benefits due to each Participant under the Plan at any time and from time to time shall be equal to the balance of such Participant's Accounts under the Trust
     Agreement.

9. Form and Time of Benefit Payments. Amounts held in the Accounts maintained for a Participant under the Plan will be distributed by the Company in the same form and at the same time as elected by the Participant (or his spouse or beneficiary, if applicable) for payment of benefits from the Qualified Plan with respect to which such amounts are payable hereunder unless the Participant shall have elected, in a manner and on a form approved by the Committee, not less than six months prior to the termination of the Participant's employment for any reason, to receive the value of such Accounts in either five, ten, or fifteen annual installments.
     Notwithstanding the foregoing, in the event a Participant desires to withdraw amounts held in the Accounts maintained for such Participant under the Plan prior to the Participant's termination of employment with the Company
     (other than a hardship withdrawal described in Section 10(a) of the Plan), the Participant must: (i) be eligible for an in-service distribution from the Qualified Plan (other than a hardship withdrawal or a loan); and (ii) have made a written election to receive an in-service distribution under the Plan, in a manner and on a form approved by the Committee, not less than six months prior to the date of such in-service distribution; provided, however, the Participant may elect to immediately receive the amounts held in his Accounts under the Plan in a single lump sum equal to ninety percent (90%) of the value of the Participant's Accounts under the Plan. If a Participant shall elect to receive the value of his Accounts in installments, the first such installment shall be paid promptly after the termination of the Participant's employment and each succeeding installment shall be paid on or before the last day in January of each succeeding year until the total number of installments elected by the Participant shall have been paid. Each such installment shall be in an amount determined by multiplying the balance of the Participant's Accounts as of the last day of the month preceding the date of payment thereof a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining to be paid to the Participant. Except as provided in Section 15 hereof, all amounts payable to or on behalf of a Participant under the Plan shall be payable form the general assets of the Participant's employer.

10. Withdrawals. (a) For Hardship. A Participant may apply to the committee for a withdrawal on account of hardship of any part or all of the vested portion of the funds allocated to his Accounts under the Plan. The Committee shall determine in its sole discretion whether a hardship exists and, if so, the amount which may withdrawn to meet such hardship. For purposes of this Section, hardship shall be deemed to have occurred only in the event the Participant shall have incurred financial needs arising as a result of any one or more of the reasons which are permitted to be treated as "hardship" for purposes of withdrawals from a Qualified Plan meeting the requirements of Section 401 (k) of the Code.

(b) After Termination of Employment. At any time after termination of a Participant's employment with the Company for any reason, the Participant (or, in the event of his death, his beneficiary) may elect to receive all benefits to which he is entitled hereunder in a single lump sum in an amount which is equal to 90% of the value of the benefits to which the Participant or his beneficiary is otherwise entitled hereunder on the date as of which such election is made.

11. Termination of Employment. If the employment of a Participant shall terminate for any reason, any amount due such Participant under this Plan, to the extent then vested as determined under each Qualified Plan separately, shall be held under the terms of this Plan and paid in accordance with the provisions of Section 9 of this Plan. If a participant is not fully vested under the terms of a Qualified Plan upon termination of his employment and thereby forfeits his right to all or a percentage of his benefits from such Qualified Plan, the Participant shall also forfeit the same percentage of any benefits under this Plan which are attributable to the Qualified Plan under which benefits are thus forfeited.

12. Beneficiary Designation. Each participant shall be entitled to designate in writing a beneficiary or beneficiaries to receive the benefits, if any, which are payable under this Plan in the event of the Participant's death and may change the beneficiary designation at any time and from time to time. If there shall be no beneficiary designated and surviving at the Participant's death, the beneficiary of any benefits payable from an Account under this Plan shall be the same person or persons designated as beneficiary under the Qualified plan with respect to which such benefits are payable hereunder.

13. Nonassignable-Rights. Except as otherwise provided by this Plan, no right or benefit of a Participant under this Plan may be assigned, encumbered, or transferred in any manner.

14. Independence of Agreement. The benefits payable under this Plan shall be independent of and in addition to any other employment agreement that may exist from time to time between the Company and any Participant or any other compensation payable by the Company to the Participant whether as salary, bonus, or otherwise. This Plan shall not be deemed to constitute a contract of employment between any Participant and the Company, nor shall any provision hereof restrict the rights of any Participant to terminate his employment.

15. Trust Agreement. The Company has established the Crompton Corporation Benefit Equalization
     Plan Trust Agreement (the "Trust Agreement") with Fleet National Bank, N.A. as trustee ("the
     Trustee") and has contributed to the trust established thereby assets to be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency (as therein defined), until paid to participants in this Plan and their beneficiaries in the manner and at the times specified in this Plan. All amounts which the Company is obligated to allocate to Accounts of Participants under Plan shall be paid over or delivered to the Trustee, to be held and invested as provided in the Trust
     Agreement. Anything in the Plan to the contrary notwithstanding, all benefits to which a Participant or his beneficiary may become entitled under the Plan, except payments to be made by the Company as provided in Section 18 hereof, shall be payable by the Trustee pursuant to the terms of the Trust Agreement, and unless and until the Company becomes insolvent (as defined in the Trust Agreement), the sole obligation of the Company shall be to make contributions to the Trustee as provided in this Section 15 and, to make such payments, if any, as may be required pursuant to Section 18 hereof.

16.  Non-Secured Promise.  The rights of a
     Participant (or his spouse or beneficiary, if applicable) under this Plan shall be solely those of an unsecured creditor of the Company.
     No Participant shall have any preferred claim on, or any beneficiary ownership interest in, any asset acquired or held by the Company in connection with liabilities assumed by it under the Plan or any asset held by the Trustee under the Trust Agreement prior to the time such assets are paid to the Participant pursuant to the terms of the Plan or the Trust Agreement, and all rights created under the Plan or the Trust Agreement shall be mere unsecured contractual rights of the Participant (or his spouse or beneficiary against the Company or the Trustee, as the case may be.

17. Administration. The Plan shall be administered by the Employee Benefits Committee appointed from time to time by the Board of Directors of the Company. Except as limited by the express provisions of the Plan or by the terms of the resolution of the Board of Directors of the Company by which the Committee shall have been established, the Committee shall have authority and discretion to determine the rights and benefits of Participants under the Plan, establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

18.  Certain Further Payments by the Company.   The
     committee referred to in Section 19 hereof may direct that the amounts held for a Participant in any Account under this Plan be paid to the Participant upon a Change of Control. In the event that any amounts paid or distributed to a Participant pursuant to this Agreement (taken together with any amounts otherwise paid or distributed to a Participant in connection with a Change of Control) are subject to an excise tax under Section 4999 of the Code or any successor or similar provision thereto (the "Excise Tax"), the Company shall pay to the Participant an additional amount such that, after taking into account all taxes (including federal, state, local and foreign income, excise and other taxes) incurred by the Participant on the receipt of such additional amount, the Participant is left with the same after-tax amount the Participant would have been left with had no Excise Tax been imposed.

19.  Amendment or Termination.  The Organization,
     Compensation and Governance Committee of the Board of Directors of the Company may amend, suspend, or terminate the Plan or any portion thereof at any time; provided, however, that no amendment, suspension, or termination of the Plan shall adversely affect the right of a Participant to any benefits which accrued pursuant to the provisions of the Plan prior to the date such amendment, suspension, or termination is adopted or becomes effective.

20. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware insofar as such laws do not contravene Federal laws applicable to the Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its officer thereunto duly authorized as of the 30th day of April, 2002.



                           CROMPTON CORPORATION


                           BY:
                           Title:




Adopted:  January 1, 1987
Amended:  October 20, 1993
Amended:  April 30, 2002